Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tekni-Plex, Inc.
Somerville, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated September 8, 2006 relating to the consolidated financial statements and supplemental schedules appearing in the Company’s Form 10-K for the year ended June 30, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey
March 26, 2007